April 3, 2009

Securities and Exchange Commission
100 F Street, NE
Washington, D.C. 20549

RE: Bidgive International, Inc.

Ladies and Gentlemen:

The firm of Child, Van Wagoner and Bradshaw, PLLC, was previously principal accountant for Bidgive International, Inc., (the "Company") and reported on the financial statements of the Company for the years ended December 31, 2007 and 2006.

We have read the Company's statements included under Item 4.01(a)(1) of its Form 8-K dated March 31, 2009, and agree with such statements as they pertain to our firm.

Very Truly Yours,

Child, VanWagoner & Bradshaw, PLLC

Child, Van Wagoner and Bradshaw, PLLC